Exhibit 32.1
THE ADVISORY BOARD COMPANY
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Frank J. Williams, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Quarterly Report on Form 10-Q of The Advisory Board Company for the first fiscal quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Advisory Board Company.
Date: August 5, 2005

/s/ Frank J. Williams

Frank J. Williams
Chairman and Chief Executive Officer
     I, David L. Felsenthal, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Quarterly Report on Form 10-Q of The Advisory Board Company for the first fiscal quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Advisory Board Company.
Date: August 5, 2005

/s/ David L. Felsenthal

David L. Felsenthal
Chief Financial Officer, Secretary and Treasurer